Exhibit 99.2

Investor Presentation March 2022

Disclaimer (1/4) Confidentiality This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the securities of Novibet PLC (“ PubCo ”) and the proposed business combination (the “Proposed Transaction”) between Artemis Strategic Investment Corporation (“Artemis”) and Logflex MT Holding Limited, dba Novibet (“ Novibet ”) . This Presentation is for informational purposes only and is being provided to you solely in your capacity as a potential investor in PubCo in anticipation of the Proposed Transaction and for no other purpose . Any reproduction or distribution of this Presentation, in whole or in part, or the disclosure of its contents, without the prior consent of Artemis or Novibet is prohibited . No Offer or Solicitation This Presentation and any oral statements made in connection with this Presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Proposed Transaction, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdictions . This communication is restricted by law ; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation . In connection with the Proposed Transaction, PubCo , Artemis, Novibet , or an affiliate of theirs may engage in an offering of securities in reliance on exemptions from the registration requirements of the Securities Act of 1933 , as amended (the “Securities Act”), and other applicable laws . These exemptions apply to offers and sales of securities that do not involve a public offering . Any such securities have not been approved or recommended by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of this offering or determined that this Presentation is accurate or complete . Any representation to the contrary is a criminal offense . No Representations and Warranties and Additional Disclaimers This Presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to PubCo or the Proposed Transaction . The Recipient agrees and acknowledges that this Presentation is not intended to form the basis of any investment decision by the Recipient and does not constitute investment, tax or legal advice . The information contained in this Presentation has not been independently verified . No representation or warranty, express or implied, is or will be given by PubCo , Artemis or Novibet or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy, completeness, fairness or correctness of the information or opinions contained in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Proposed Transaction and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto . The Recipient also acknowledges and agrees that the information contained in this Presentation ( i ) is preliminary in nature and is subject to change, and any such changes may be material and (ii) should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of this Presentation . PubCo , Artemis and Novibet specifically disclaim any duty to update the information contained in this Presentation . None of PubCo , Artemis, Novibet nor any of their respective affiliates, management, advisers or representatives shall have any liability whatsoever (in negligence or otherwise) for any loss howsoever arising from any use of this Presentation or its contents or otherwise arising in connection with this Presentation . 2

Disclaimer (2/4) Forward - Looking Statements This Presentation includes historical information as well as “forward - looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1996 . These forward - looking statements are included throughout this Presentation and relate to matters such as the future results of operations and financial position of PubCo and its subsidiaries ; planned products and services ; Novibet’s business strategy, including Novibet’s planned expansion in Europe and launch in the United States and the Americas ; objectives of Novibet’s management for future operations ; market size and potential growth opportunities ; competitive position ; expectations and timings related to commercial launches ; potential benefits of the proposed Transaction ; and technological and market trends and other future conditions . Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “future”, “anticipate”, “assume”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward - looking statements . Forward - looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions, whether or not such expectations and assumptions are identified in this Presentation . Accordingly, our forward - looking statements are not guarantees and are subject to inherent risks, uncertainties, and changes in circumstance that are difficult to predict and may be outside of PubCo’s , Artemis’s and Novibet’s control . PubCo’s , Artemis’s and Novibet’s actual results may differ materially from their expectations, estimates and projections due to a variety of factors and consequently, you should not place undue reliance on these forward - looking statements as predictions of future events . Although it is impossible to identify all factors that may cause such differences, they include, but are not limited to : (1) the level of redemptions by Artemis’s shareholders in connection with a business combination and the outcome of any legal proceedings that may be instituted against Artemis or Novibet following the announcement of the Proposed Transaction ; (2) the inability to complete the Proposed Transaction ; (3) delays in obtaining, adverse conditions contained in, or the inability to obtain any necessary regulatory approvals or complete regulatory reviews required to complete the Proposed Transaction ; (4) the risk that the Proposed Transaction disrupts current plans and operations of Novibet as a result of the announcement and consummation of the Proposed Transaction ; (5) the inability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees ; (6) costs related to the Proposed Transaction ; (7) changes in laws or regulations applicable to Novibet’s business and Novibet’s ability to comply with such laws or regulations ; (8) the possibility that PubCo may be adversely affected by other economic, business, and/or competitive factors ; (9) the impact of the global COVID - 19 pandemic on Novibet’s business ; (10) the ability of PubCo to successfully enter into new regulated online gaming markets or effectuate its acquisition strategy ; (11) the summary risk factors set forth under the heading “Risk Factors” in the Appendix to this Presentation ; and (12) the risks and uncertainties described in the “Risk Factors” section of Artemis’s prospectus for its initial public offering, filed with the Securities and Exchange Commission (the “SEC”) on October 1 , 2021 (the “IPO Prospectus”), and Artemis’s and PubCo’s subsequent filings with the SEC, including the Registration Statement on Form F - 4 relating to the Proposed Transaction . Artemis and Novibet caution that the foregoing list of factors is not exclusive . There may be additional risks that Artemis and Novibet do not presently know or that they currently believe are immaterial that could cause actual results to differ materially from those contained in the forward - looking statements . All information set forth herein speaks only as of the date hereof in the case of information about Artemis and Novibet or the date of such information in the case of information from persons other than Artemis and Novibet , and PubCo , Artemis and Novibet expressly disclaim any intention or obligation to update any forward - looking statements as a result of developments occurring after the date of this Presentation or to reflect any changes in their expectations or any change in events, conditions or circumstances on which any statement is based . Additional Information and Where to Find It In connection with the Proposed Transaction, Artemis and Novibet intend to prepare and PubCo intends to file with the SEC a registration statement on Form F - 4 containing a preliminary proxy statement/prospectus relating to the Proposed Transaction (the “Registration Statement”), one or more amendments to the Registration Statement, and, after the Registration Statement is declared effective, Artemis will mail the definitive proxy statement/prospectus included therein to the holders of Artemis’s common stock in connection with Artemis’s solicitation of proxies for the vote by Artemis stockholders with respect to the Proposed Transaction and other matters described in the Registration Statement . Artemis urges its stockholders and other interested persons to read, when available, the Registration Statement, the amendments thereto, and the documents incorporated by reference therein, as well as other documents filed by Artemis and PubCo with the SEC in connection with the Proposed Transaction, as these materials will contain important information about Artemis, Novibet , and the Proposed Transaction . Stockholders of Artemis will also be able to obtain copies of such documents, when available, free of charge through the website maintained by the SEC at www . sec . gov or by directing a written request to Artemis Strategic Investment Corporation, 3310 East Corona Avenue, Phoenix, AZ 85040 . The information in this Presentation has not been reviewed by the SEC and certain information, such as the financial measures referenced herein, may not comply in certain respects with SEC rules . As a result, the information in the Registration Statement that Artemis intends to file if the Proposed Transaction proceeds may differ from this Presentation to comply with SEC rules . The Registration Statement will include substantial additional information about Novibet and its business that is not contained in this Presentation . Once filed, the information about Novibet and its business in the Registration Statement will supersede the information included in this Presentation . 3

Disclaimer (3/4) Participants in the Solicitation Under SEC rules, Artemis and its officers and directors may be deemed to be participants in the solicitation of Artemis’s stockholders in connection with the Proposed Transaction . Stockholders of Artemis may obtain more detailed information regarding the names, affiliations, and interests of Artemis’s directors and officers in the IPO Prospectus and the Registration Statement, when available . The interests of Artemis’s directors, officers, and others in the Proposed Transaction may, in some cases, be different than those of Artemis’s stockholders generally . Information about such interests will be set forth in the Registration Statement when it becomes available . Industry and Market Data In this Presentation, Artemis and Novibet rely on and refer to publicly available information and statistics regarding market participants in the sectors in which Novibet competes and other industry data . Any comparison of Novibet to the industry or to any of its competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to Novibet . Novibet obtained this information and statistics from third - party sources, including reports by market research firms and company filings . While Novibet believes such third - party information is reliable, there can be no assurance as to the accuracy, completeness or reliability of the indicated information . Neither Novibet nor Artemis has independently verified the information provided by the third - party sources . Additionally, there can be no assurance that the operating results of Novibet will be consistent with those of the industry . Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, whether pending or granted, which are the property of their respective owners . Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but PubCo, Artemis and Novibet will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights . Financial and Other Information All of Novibet’s financial information is presented in U . S . Dollars, except as otherwise indicated . Novibet's functional currency is the Euro and its financial statements are reported in Euros . Certain amounts reported in Euros have been converted to U . S . Dollars at the exchange rates stated in this presentation . Novibet’s financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") . IFRS differs in certain material respects from U . S . generally accepted accounting principles ("U . S . GAAP") and, as such, Novibet’s financial statements are not comparable to the financial statements of U . S . companies prepared in accordance with U . S . GAAP . The financial information contained in this Presentation has been taken from or prepared based on unaudited historical financial statements of Novibet and its constituent businesses . The preparation and audit of these financial statements of Novibet are in process . Accordingly, such financial information and data may not be included in, may be adjusted in or may be presented differently in the Registration Statement to be filed with the SEC by PubCo in connection with the Proposed Transaction . Novibet has not yet completed its closing procedures for the year ended December 31 , 2021 . This Presentation contains certain estimated preliminary financial results and key operating metrics for the year ended December 31 , 2021 . This information is preliminary and subject to change . As such, Novibet’s actual results may differ from the estimated preliminary results presented herein . This Presentation includes certain measures not recognized by IFRS to evaluate the performance of Novibet, (including on a forward - looking basis) such as EBITDA, EBITDA Margin and Gross Gaming Revenue . EBITDA is calculated as net profit/loss plus depreciation and amortization . Adjusted EBITDA is calculated as net profit/loss plus depreciation and amortization and non - recurring listing expenses . Gross Gaming Revenue is calculated as total stakes less payouts . A reconciliation of the historical non - IFRS financial measures to their most comparable IFRS measures are included on slide 39 of this Presentation . These terms do not have any standardized meaning prescribed within IFRS and therefore may not be comparable to similar measures presented by other companies . These non - IFRS measures financial measures are not measures of financial performance prepared in accordance with IFRS and may exclude items that are significant in understanding or assessing Novibet's financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under IFRS . 4

Disclaimer (4/4) Novibet believes these non - IFRS measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Novibet’s financial condition and results of operations . Novibet believes that the use of these non - IFRS measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Novibet's financial measures with other similar companies, many of which present similar non - IFRS financial measures to investors . These non - IFRS financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - IFRS measures . This Presentation also includes certain projections of non - IFRS financial measures . Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Novibet is unable to quantify certain amounts that would be required to be included in the most directly comparable IFRS financial measures without unreasonable effort . Consequently, no reconciliation of the forward - looking non - IFRS financial measures is included . Cautionary Note Regarding Projections and Other Financial Data The financial projections, estimates and targets in this Presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Artemis’s or Novibet’s control . In addition, the financial projections, estimates, and targets in this Presentation cover multiple years . While all financial projections, estimates and targets are necessarily speculative, Novibet and Artemis believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . There can be no assurance that the prospective results are indicative of future performance or that actual results will not materially differ from those presented in this Presentation . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets, including the factors listed under “Forward - Looking Statements” above and the risk factors set forth under the heading “Risk Factors” in the Appendix to this Presentation . Neither Artemis’s nor Novibet’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them has expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation . The inclusion of financial projections, estimates and targets in this Presentation are for illustrative purposes only and should not be regarded as an indication that Novibet and Artemis, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . 5

Today's Presenters



Holly Gagnon
Chairperson / Co-CEO | Artemis

- Previously president & CEO Seneca Gaming Corporation
- 8 years of CEO experience at various gaming operations



Phil Kaplan
Co-CEO | Artemis

- Previously CEO of DBTech and CEO of GameWorks
- 30 years of diverse business operational experience at both public and private companies



Thomas Granite
CFO | Artemis

- C-level executive: WarHorse Casinos, Maverick Gaming and Azoria Foods
- 20+ years investment banking with JP Morgan, Merrill Lynch and Jefferies in gaming, entertainment and leisure



Rodolfo Odoni
Chairman | Novibet

- Current Owner and Chairman of Novibet
- Partner with SportingBet, Bwin, Vistabet and Unibet
- 19+ years of i-gaming experience



George Athanasopoulos
CEO | Novibet

- CEO of Novibet since operations commenced
- 16+ years of i-gaming experience for companies including Intralot



Yannis Xirotyris
CCO | Novibet

- Chief Commercial Officer of Novibet since 2021
- 16+ years of i-gaming experience for companies including Flutter, PokerStars and Sportingbet

6

Table of Contents 1. Executive Summary 2. Who We Are 3. Why We Win 4. Where We Are Going 5. Financial Overview

8 Novibet : an established, innovative and profitable global iGaming and sports betting company with proprietary technology driving superior economics Mission: to leverage award winning technological and operational infrastructure in multiple global markets including the US

Novibet Company Snapshot

Founded in 2010, Novibet is currently the #2 brand[(1)] in Greece with an established brand across select regulated markets in Europe and is expanding into additional global markets, including the US, Canada and Mexico

CASINO



Best-in-Class Casino Platform

- ✓ Offers one of the **largest online casino** and slots portfolios in the global gambling industry
- ✓ **Real-time personalization** provides customers with preferred games and relevant content
- ✓ Use of **proprietary CRM tool** to capture data and create meaningful insights and engagement with the customer

SPORTSBOOK



Competitive Sports Betting Product

- ✓ **Personalized**, **tailored experience** for individuals in terms of sports and risk management
- ✓ Sportsbook covers over 400,000 events and more than 20 sports
- ✓ Highly responsive and intuitive, **seamless integration**, cash-out availability and bet builder functionality

~$200M[(2) (3) (4)]
2023E Net Gaming Revenue

~$37M[(2) (3)]
2023E EBITDA

107%
GGR CAGR over the last four years

3.8x
2021 12-Month LTV/CAC Ratio

~69%
First month retention rate in 2021

350,000+
Annual Unique Active Customers

Note: EUR/USD 2021 daily average FX rate of 1.1828
1. Source: Google trends for Greece
2. Based on management estimates
3. Pre-combination forecast
4. Net Gaming Revenue means mean all revenues, receipts and income of any kind collected or derived directly or indirectly by Novibet arising from its online gaming products, determined in accordance with IFRS, less winnings paid to players and any player incentives ("NGR")

9

Novibet Is An Ideal Fit For Artemis Strategic Investment Corp. 10 Established positions in regulated European gaming markets, best - in - class product Strong Competitive Positioning • Strong Moat / High Barrier to Entry • Established Brand • Superior Location Proprietary Product • Disruptive Technology • New Product / Solutions • Data Driven Analytics Potential To Scale • Organic Growth Opportunity • Ability to Grow by Acquisitions • Margin Expansion Attractive Valuation • Earlier Stage Disruptive Returns • Capital Structure Value Creation Asset light digital business with full control over state - of - the - art, vertically integrated technology Poised for explosive growth and positioned to roll up opportunities in new markets given strong tech stack High growth with profitable existing operations and strong tailwinds Artemis Investment Criteria Novibet Offering x x x x

Highly Complementary Partnership Poised For Material Value Creation 11 Pro Forma Gaming Experience Operating Culture Capital Sourcing Technology Expertise ROI Track Record North America Established Corporates and High Growth Entities Extensive Public and Private Debt and Equity Market Experience Broad Digital and IT Development Demonstrated Ability to Create Value Global Reach and Scale Innovative and Nimble Corporate Culture Full Access to Growth Capital Superior Products, Scalability and Margin Expansion Material Value Creation Potential Europe Entrepreneurial Disruptors with significant operational expertise Extensive HNW and Venture Funding Transformational Technology Creation Demonstrated Ability to Create Value

Table of Contents 1. Executive Summary 2. Who We Are 3. Why We Win 4. Where We Are Going 5. Financial Overview

Global Technology Innovator within Rapidly Expanding iGaming Sector

Company Overview

- Novibet was founded in 2010 and is an established gaming and betting brand offering an extensive selection of high-quality casino games and live sports betting markets
  - ✓ Superior KPIs including **industry-leading customer retention, life-time value** and **acquisition costs**
  - ✓ Operations in **Greece, Ireland, Italy and Malta**
  - ✓ Robust integrated **proprietary technology platform**
  - ✓ **20+** sports disciplines, **25,000** live sports events per month and over **5,000** first-class casino games
  - ✓ More than **480 employees** across platform development and operations
  - ✓ Offices in **Athens, Malta,** employees in **Isle of Man and Italy**
- Novibet expects to launch in the **US, LatAm and Canada** over the next few years **($41bn+ TAM opportunity)**[2]
  - ✓ **Signed first market access** in PA for iGaming via Caesars, and negotiating 6 additional, representing a total market opportunity of **$10bn+**[3]

Historical GGR[1]



($ in millions)
CAGR: ~79%
$21
$34
$91
$183
$212
2018A
2019A
2020A
2021A (4)
2022E (5)

Historical EBITDA[1]



($ in millions)
CAGR: ~121%
$1
$1
$22
$18
$20
2018A
2019A
2020A
2021A (4)
2022E (5)

Digital Product Offerings: *Casino* | *Sportsbook* | *Bingo* | *eSports*

Sources: H2 Global All Product Summary 2/24/2022 and Eilers & Krejcik Gaming
Note: EUR/USD 2021 daily average FX rate of 1.1828

1. GGR and EBITDA are non-IFRS measures. Please see slide 39 for a reconciliation of these non-IFRS measures to their most comparable IFRS financial measure
2. Represents TAM for US, Canada and Latin America including Mexico and per H2 Global All Product Summary 2/24/2022 and Eilers & Krejcik Gaming
3. Based on H2 Global All Product Summary 2/24/2022 and Eilers & Krejcik Gaming
4. 2021 Financial Results based on IFRS unaudited accounts; 2021 EBITDA is adjusted for non-recurring listing expense of $4.2 million
5. Based on management estimates

13

Novibet – A Unique Investment Opportunity in a Profitable Operator with Substantial Growth novibet

✓ Leading iGaming operator with strong in-house development capabilities	**~107%** GGR CAGR ('18-'21)
✓ Poised to benefit from strategic entry into North America starting from 2022	**$41bn+** TAM for 2026 for new markets[(1)]
✓ Global appeal of brand, with data driven and efficient marketing strategy	**358,000+** 2021 actives vs. **48,000+** 2018 actives
✓ End-to-end ownership of the product allows for full localization and leading user experience which yields best-in-class KPIs	**~69%** Average First Month Retention for 2021
✓ Demonstrated ability to successfully enter new markets and achieve profitability expeditiously	**100%** Regulated Revenues
✓ Profitable operating profile with debt free balance sheet	**~266%** Novibet Marketing ROI vs. **~33%** DraftKings ROI
✓ Entrepreneurial executive management team supported by fully scaled employee base and long-term ownership	**480+** Employees across platform and operations

Sources: H2 Global All Product Summary 2/24/2022 and Eilers & Krejcik Gaming

1. Represents TAM for US, Canada and Latin America including Mexico and per H2 Global All Product Summary 2/24/2022 and Eilers & Krejcik Gaming

14

Expansive iGaming Product Offering

Novibet's flagship casino product has enabled the company to establish its European market position

Novibet Casino Product Overview

- With Europe being a market crowded with sportsbooks, Novibet chose to differentiate itself by building **a leading casino product**
- Secured direct deals with the **largest suppliers of games** and content with access to **proprietary branded studios**
- Novibet offers the largest casino games portfolio available in Greece with **5,000+ video slots, 220+ live tables and 180+ progressive jackpot games**
- Dedicated casino page for female customers "NoviLadies" offers **a tailored slots portfolio and an appealing look and feel**
- Novibet has secured the necessary licenses to offer **Poker** which is currently in final stages of development
- Available on desktop and mobile with **native applications** for iOS and Android novibet
ΕΛΛΗΝΙΚΗ ΡΟΥΛΕΤΑ
Novibet Roulette
EXCITING ADDITION!

15

Expansive iGaming Product Offering 16

Innovative Sports Betting Offering 17 Novibet’s innovative sportsbook offers a wide range of markets and player engagement tools Novibet Sportsbook Product Overview • Offers hundreds of markets and over 25,000 events per month covering the vast majority of the sporting calendar • Novibet tailors its offering for each jurisdiction promoting key sports with dedicated traders • Highly profitable in - play offering with minute - by - minute markets and integrated live streaming • Trading teams are capable of trading over 400,000 live events per year from over 20 sports • Novibet has secured official NFL data from Betgenius to be able to tailor its US offering • Fast , responsive and advanced native apps on mobile

Innovative Sports Betting Offering 18 Multiple Data Feeds integrated Multiple Trading Solutions developed Internal trading desk Supervised automated Fully automated with failovers Advanced In - House Product Algorithms Live Minute Markets Automatic Cash Out Bet Builder Higher Customer Engagement Predictor Challenges Live Sports Streaming Personalized Daily Offers

$8 $122 $249 $537 $712 $796 $869 $927 $377 $414 $516 $539 $605 $664 $706 2020 $508 2024E 2019 $1,069 2021E 2022E 2023E 2025E $12 $16 $15 $17 $19 $21 $1,266 $674 $1,417 $1,552 $1,653 x Novibet plans to leverage competitive advantage and moat to fuel organic growth x Forecasted regulated online GGR CAGR growth expected to be ~9% (2022E – 2025E) (1) ; Novibet is forecast to grow online Greek GGR ~19% per annum (2) Source: H2 Global All Product Summary 2/24/2022 (Interactive onshore) Note: EUR/USD 2021 daily average FX rate of 1.1828 ; excludes interactive offshore, iLottery and bingo 1. Source: H2 Global All Product Summary 2/24/2022 (Interactive onshore) 2. Based on management estimates Historical and Forecast Regulated Online Greek Market Size (GGR) Sportsbook Casino Poker ($ in millions) 19 Attractive Home Market with Significant Organic Growth

Leading Position in Greece Amid Strong Competition Novibet has outperformed some of the largest European Union and International gaming companies to become the 2 nd largest brand in Greece Novibet Greek GGR Growth (2022E – 2025E) Greek Market Snapshot Market Position Operators Brands 1 2 3 4 5 Note: Greek rankings as of January 2022; EUR/USD 2021 daily average FX rate of 1.1828 Source: Google tends for Greece $198 $248 $290 $330 2022E 2024E 2023E 2025E 125,000+ 2021Q4 Novibet Monthly Average Greece Active Users 37% 2021 Novibet Greece @12 Month Retention ($ in millions) 20 CAGR: ~19%

Table of Contents 1. Executive Summary 2. Who We Are 3. Why We Win 4. Where We Are Going 5. Financial Overview

Full Ownership of Product – Platform – Customer Pillars Note: Novibet hires 19 external software developers from 3 rd party tech companies 1. 95 in - house and 19 external 22 Comprehensive Product Suite Enhances the Customer Entertainment and Brand differentiation PRODUCT PLATFORM CUSTOMER Alignment of Product and Platform Enables Ability to Rapidly Iterate and Scale New Features and Products Fusion of Product and Operations I nputs Enables Constant Improvement in Customer Engagement Customer Experience and Brand Loyalty Drive Superior Customer Economics and Market Share Gains Advanced P erformance M arketing, Customer Retention and Support M aximize Return on Investment 99.9% Novibet uptime 119 Tech Staff 81 Product staff 284 Operations staff ~7B Casino rounds in 2021 ~42M Bets accepted in 2021 Note: Novibet’s tech staff includes 19 external software developers Proprietary Technology Platform Allows for Economies of Scale and Independence

Novibet's Highly Efficient Digital Marketing Engine Drives Results

Core Focus on Digital

- SEO
- Performance Marketing
- User Experience
- Cross Sell
- CRM

Activities With Added Value

- CSR Program
- Affiliates
- BetRadio / Live Events

Exclusive Partnership with NBA All-Star Giannis Antetokounmpo as CSR Ambassador for Greece/Cyprus


novibet


EVERY POINT
COUNTS
BY NOVIBET
& GIANNIS
FOR AUTISM
UniquAll
novibet

Other Partnerships

Google
Meta
Microsoft

RESULTS ACHIEVED

<2 Months	$943	2.5x
Average New User Breakeven[1]	Player LTV[2]	ROI[3]

Novibet's proprietary marketing strategy is repeatable and highly scalable, leading to a history of strong return on CPA[4]

Note: SEO defined as Search Engine Optimization; CRM defined as Customer Relationship Management; CSR defined as Corporate Social Responsibility; CPA defined as Cost Per Acquisition

1. Breakeven defined as time to recover CPA with cumulative Customer revenue
2. LTV calculated as Average Revenue per user (monthly GGR) factored by 24 months retention rates
3. ROI calculated as (GGR less marketing cost) / marketing cost
4. Cost per acquisition

23

Resulting in Rapidly Growing Player Base and Engagement Sportsbook: Total Bets / Users Avg. 12 - Month Life - time Value $364 $545 $617 2019 2020 2021 24 7.0 20.0 41.9 58 140 241 0 100 200 300 0.0 15.0 30.0 45.0 2019 2020 2021 Sportsbook Users (thousands) Total Bets (millions) Total Bets Sportsbook Users 570 2,419 5,505 55 176 297 0 75 150 225 300 0 1,500 3,000 4,500 6,000 2019 2020 2021 Casino Users (thousands) Total Hands (millions) Total Hands Casino Users iGaming: Total Hands / Users Bets per User Hands per User Novibet’s rapidly growing player base is also becoming more active with increasing bets / hands per user and LTV 13,719 18,555 10,440 143 174 121 Note: EUR/USD 2021 daily average FX rate of 1.1828

Samplers Features Experience Engagement / CRM Resulting in Strong and Constantly Improving Economics 12 - Month Retention Rate Pre - 2019 2019 2021 2020 25 User retention after one year of being on the platform has steadily improved over time while breakeven times have come down from 146 days pre - 2019 to 43 days in 2021 1. FTD defined as First Time Deposit (1) 43 Days 2021 69 Days 2020 99 Days 2019 Days From FTD to Breakeven 146 Days Pre - 2019 0% 20% 40% 60% 80% 100% First 30 days 31-60 days 61-90 days 91-120 days 120-150 days 150-180 days 180-210 days 210-240 days 240-270 days 270-300 days 300-330 days 330-360 days

Table of Contents 1. Executive Summary 2. Who We Are 3. Why We Win 4. Where We Are Going 5. Financial Overview

Strategic Launch into New Markets Novibet plans to replicate its success in core markets and to expand its global TAM by entering new regulated markets via market access agreements and strategic M&A 27 $37 bn+ 2026E Regional TAM $4 bn+ 2026E Regional TAM ` Europe North America Latin America Sources: H2 Global All Product Summary 2/24/2022 and Eilers & Krejcik Gaming $29 bn+ 2026E Regional TAM

Well-Positioned To Capture Share and Profitably Scale in the US and Canada

US Playbook for Success

- ✓ Signed first market access in **PA for iGaming** via **Caesars**, and negotiating 6 additional for iGaming and Sports Betting, with first iGaming expected to launch in Q1 2023
- ✓ Provide players with an **exciting, innovative and safe** iGaming and sports betting environment
- ✓ **Maximize ROI** through advanced proprietary performance marketing and support services
- ✓ Leverage robust product offering to provide players with **unmatched choices**
- ✓ Implement effective cross selling programs
- ✓ Create a superior experience with **strong player engagement** through innovative products

US and Canada Potential

IA
iGaming 2026E TAM: $220M+
OSB 2026E TAM: ~$140M
Launch (OSB / iGaming): Q4 2023 / Q3 2024

MO
iGaming 2026E TAM: $480M
OSB 2026E TAM: $320M
Launch: Phase 1

MS
iGaming 2026E TAM: $165M
OSB 2026E TAM: $110M
Launch: Phase 1

LA
iGaming 2026E TAM: $340M
OSB 2026E TAM: $220M
Launch: Phase 1

Canada
iGaming 2026E TAM: $1.3bn+
OSB 2026E TAM: ~$1bn
Launch: Q4 2022
Path to Market: Own License



$37bn+
2026E Regional TAM

PA
iGaming 2026E TAM: ~$3bn
OSB 2026E TAM: NA
Launch: Q2 2023
CAESARS ENTERTAINMENT

NJ
iGaming 2026E TAM: $2.5bn+
OSB 2026E TAM: $1bn+
Launch (iGaming / OSB): Q1 2023 / Q2 2023

IN
iGaming 2026E TAM: $1.2bn+
OSB 2026E TAM: $350M+
Launch (OSB / iGaming): Q3 2023 / Q1 2024

Potential Market via license ownership
Potential Market via JV Partnership

Artemis transaction provides Novibet growth capital and relationships to accelerate our US and Canada roll out[(1)]

Sources: H2 Global All Product Summary 2/24/2022 and Eilers & Krejcik Gaming
Note: Phase 1 expansion estimated between Q1 2024 – Q4 2025; Phase 2 expansion estimated between Q1 2026 – Q4 2027
1. Assumes no redemptions by existing ARTE public shareholders

28

Significant Whitespace in Latin America Novibet has already secured a market access partnership in Mexico and is currently looking to enter other attractive markets, most with limited competition from global players Source: H2 Global All Product Summary 2/24/2022; online GGR estimates exclude iLottery Note: Phase 1 expansion estimated between Q1 2024 – Q4 2025; Phase 2 expansion estimated between Q1 2026 – Q4 2027 $4 bn+ 2026E Regional TAM • 2026E TAM: ~$1bn • Launch: Q3 2022 • Path to Market: Finalizing partnership with Big Bola Mexico • 2026E TAM: $110M • Launch: Phase 1 • Path to Market: M&A Peru • 2026E TAM: $180M • Launch: Phase 1 • Path to Market: M&A Chile • 2026E TAM: $840M • Launch: Phase 1 • Path to Market: M&A Columbia • 2026E TAM: ~$1bn • Launch: H1 2023 • Path to Market: M&A Brazil • 2026E TAM: $195M • Launch: Phase 1 • Path to Market: JV Partnership Argentina Potential Market via JV Partnership Potential Market via Strategic M&A 29

$4.0bn Phase 2 M&A / JV $3.8bn+ Phase 2 License $1.3bn+ Phase 2 M&A / JV $2.1bn+ Phase 1 M&A / JV $1.6bn+ Phase 1 License $1.4bn+ Phase 1 M&A / JV $573M+ Phase 1 M&A / JV $104M+ Phase 1 License Country 2026E TAM Launch Path to Market $5.8bn+ Live License $1.7bn+ Live License $287M+ Live License NA Live License Established European Business with Further Opportunities for Growth 30 Current Novibet Markets Source: H2 Global All Product Summary 2/24/2022 1. TAM based on interactive onshore GGR; excludes interactive offshore, iLottery and Bingo Phase 1 Expansion Sweden Hungary Romania Belgium Netherlands Germany France Spain Phase 2 Expansion (1) $29 bn+ 2026E Regional TAM Italy Greece Ireland Malta (Q1 2024 – Q4 2025) (Q1 2026 – Q4 2027)

$538m New Markets Present Significant Upside to Base Forecasts $156 $538 $127 $27 $53 $57 $66 $36 2022E Core Markets NGR New Jersey Core Markets Growth $15 Netherlands Ontario Mexico Pennsylvania Indiana $2 Iowa (2) 2025E NGR Novibet NGR Q3 2022 Launch Q4 2022 Launch (Sports & iGaming) Q2 2023 Launch (iGaming) Q1 2023 Launch (iGaming) Q2 2023 Launch (Sports) Q2 2023 Launch (Sports & iGaming) Q3 2023 Launch (Sports) Q1 2024 Launch (iGaming) ~22% CAGR in core markets (2022 – ’25) ~51% CAGR incl. all new markets (2022 – ’25) Novibet NGR Waterfall with Select New Markets (1) ($ in millions) Note: Assumes EUR/USD FX rate of 1.1828; assumes CAD/USD FX rate of 0.7978 1: Internal Company forecasts 2: Iowa launch is pending regulation Q4 2023 Launch (Sports) Q3 2024 Launch (iGaming) 31

Accretive M&A Opportunities Provide an Additional Lever for Growth Novibet currently intends to pursue accretive M&A opportunities and has identified several targets in key new regulated markets that are expected to grow Novibet’s revenue and profitability M&A Target Characteristics Increase Scale and Reach Technology Synergies Licensing Acquire player databases, enter new markets and add more products to boost global footprint Acquire targets where there are tech synergies that can be realized quickly and efficiently Acquire licensed targets in locally regulated markets to expand Novibet’s global regulated footprint Target Markets Illustrative Target Revenue and Profitability $30 - 100M $5 - 25M Revenue: EBITDA: Western Europe Mexico Brazil 32 USA

Table of Contents 1. Executive Summary 2. Who We Are 3. Why We Win 4. Where We Are Going 5. Financial Overview

Transaction Overview

- Artemis Strategic Investment Corp. ("ARTE") is contemplating a business combination with Novibet
  - ARTE is a publicly listed special purpose acquisition vehicle with **~$205 million cash in trust**
  - Novibet valuation of **$625 million**
  - **Cash flow positive** with strong operating leverage
  - Existing shareholders are rolling **92% of their equity,** demonstrating long-term commitment to the business[1]
- After giving effect to the transaction, the company will have **~$135 million of unrestricted cash** and public equity currency as powerful growth catalysts[1]

($ in millions)

Sources		Uses	
Novibet Rollover Equity	$575	Equity to Existing Shareholders[1]	$575
ARTE Cash Held in Trust	205	Cash to Existing Shareholders[1]	50
		Transaction Expenses	20
		Cash to Balance Sheet	135
Total Sources	**$780**	**Total Uses**	**$780**

Pro Forma Valuation

($ in millions, except per share data)

Novibet Share Price	$10.20
Pro Forma Shares Outstanding[2]	82
Equity Value	**$832**
(-) Assumed Pro Forma Cash	135
(+) Assumed Pro Forma Debt	-
Enterprise Value	**$696**

Pro Forma Ownership at $10.20 Per Share[1][2]



ARTE Public Shares
25%
25%
Existing Novibet Rollover Equity
69%
69%
6%
ARTE Sponsor Shares
6%

1. Assumes no redemptions by existing ARTE Public shareholders; if gross cash proceeds are below $100M, Novibet's shareholders will roll over 100% of their equity
2. Pro forma shares outstanding and Post-transaction ownership excludes up to 9,803,921 shares subject to earn-out and up to 20,062,500 warrant shares

34

Historical Financial Overview (1) Note: EUR/USD 2021 daily average FX rate of 1.1828. Amounts rounded to the nearest million 1. Please see slide 39 for a reconciliation of non - IFRS measures to their most comparable IFRS financial measure 2. The above figures are based on IFRS unaudited accounts 35 ($ in millions) 2018A 2019A 2020A 2021A (2) Total GGR $ 20.6 $ 34.2 $ 91.0 $182.7 % Growth N/A 66.2% 166.1% 100.9% Total NGR $ 16.6 $ 26.5 $ 69.0 $136.4 % Growth N/A 59.9% 160.6% 97.5% Cost of Sales ($7.4) ($10.8) ($21.3) ($56.7) Gross Profit $ 9.2 $ 15.7 $ 47.7 $79.7 % Gross Margin 55.5% 59.2% 69.2% 58.4% Total Operating Cost ($8.4) ($ 14.5) ($ 26.0) ($61.7) Total Adjusted EBITDA $0.8 $1.2 $ 21.7 $18.0 % Margin (NGR) 5.1% 4.4% 31.4% 13.2%

$20 $46 2022E 2025E Projected Financial Overview for Existing Markets (1) EBITDA 36 Net Gaming Revenue $156 $282 2022E 2025E ($ in millions) ($ in millions) Note: EUR/USD 2021 daily average FX rate of 1.1828. Projections exclude the impact of future market entry 1. Based on management estimated forecasts CAGR: ~22% CAGR: ~32% 13% 16% 2022E 2025E EBITDA Margin

Novibet Benchmarking Source: FactSet . Market data as of 3/10/2022 1. Cash Flow defined as EBITDA less Capex 37 2023E NGR Growth 2023E EBITDA Margin Cash Flow Positive? (1) x x x x x 100% Regulated Revenues? x x x Median: 16.3% 56.6% 34.3% 26.0% 16.3% 10.4% 6.1% 5.2% 27.6% 17.0% (36.9%) (16.3%) (7.2%) 19.8% 24.1% 24.6% 17.0% 18.5% Recent De - SPAC

Appendix

Historical Non - IFRS Reconciliation Note: EUR/USD 2021 daily average FX rate of 1.1828. 1 The above figures are based on IFRS unaudited accounts 39 ($ in millions) (1) 2018A 2019A 2020A 2021A Net Profit / Loss $0.8 $1.0 $21.3 $11.7 D&A $0.0 $0.1 $0.4 $2.1 EBITDA $0.8 $1.2 $21.7 $13.8 Non - recurring Listing Expenses -- -- -- $4.2 Adjusted EBITDA $0.8 $1.2 $21.7 $18.0 ($ in millions) (1) 2018A 2019A 2020A 2021A NGR $16.6 $26.5 $69.0 $136.4 Bonuses $4.0 $7.7 $21.9 $46.4 GGR $20.6 $34.2 $91.0 $182.7

Risk Factors (1/5)

*Unless the context otherwise suggests, all references to the "Company," "Novibet," "we," "us" or "our" refer to the business and operations of PubCo, Logflex MT Holdings Limited and its consolidated subsidiaries following the consummation of the Proposed Transaction. The risks presented below are certain of the general risks related to the business of the Company, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Artemis or PubCo with the United States Securities and Exchange Commission ("**SEC**"), including the documents filed or furnished in connection with the Proposed Transaction. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company, Artemis and PubCo, and the proposed transactions among them, and may differ significantly from and be more extensive than those presented below.*

The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in the Company, Artemis or PubCo.

Business and Operational Risks

- Competition within the broader entertainment industry is intense and is increasing. Our existing and potential customers may be attracted to competing online gaming and sports betting options, as well as other forms of entertainment such as television, movies and sporting events. If our offerings do not continue to be popular with existing customers and attract potential customers, our ability to continue to expand our business as we have in the past may be adversely affected, and our business, financial condition, results of operations and liquidity would be harmed.
- Our business depends on the success, including win or hold rates, of existing and future online gambling products, which rely on a variety of factors and are not completely controlled by us.
- COVID-19 has affected our business and operations in a variety of ways. The pandemic restrictions have affected our business, financial condition, results of operations and prospects, including as a result of the reduction in the quantity of global sporting events, closures or restrictions on business operations of various sports organizations, and a decrease in consumer spending generally, and it may continue to do so in the future. Additionally, consumers may decrease online gaming activities as pandemic restrictions are loosened and other activities become available to them. The long-term impacts of the pandemic on our business and results of operations are impossible for us to predict.
- Our business depends on a strong brand, and if we are not able to develop, maintain and enhance our brand and reputation, including as a result of negative publicity, our business and operating results may be harmed.
- Negative events or negative media coverage relating to, or a declining popularity of, online gaming or sports betting or of the underlying sports or athletes from which sports betting is derived, or other negative coverage, may adversely impact our ability to retain or attract customers, which could have an adverse impact on our business.
- In certain jurisdictions into which we are currently contemplating expanding, we will rely on strategic relationships with land-based casinos, sports teams, horse tracks, event planners, local licensing partners and advertisers in order to be able to offer and market our products in certain jurisdictions. If we cannot establish and maintain these relationships, our business, financial condition and results of operations could be adversely affected.
- Participation in the sports betting industry exposes us to trading, liability management and pricing risk. We may experience lower than expected profitability and potentially significant losses as a result of a failure to determine accurately the odds in relation to any particular event and/or any failure of our sports risk management processes.
- Our growth prospects may suffer if we are unable to develop successful offerings or if we fail to pursue additional offerings. In addition, if we fail to make the right investment decisions in our offerings and technology platform, we may not attract and retain key users and our revenue and results of operations may decline.
- Novibet's business model depends upon the continued compatibility between our app and the major mobile operating systems and upon third-party platforms for the distribution of Novibet's product offerings. If Google Play or the Apple App Store prevent users from downloading our apps or block advertising from being delivered to our users, our ability to grow our revenue, profitability and prospects may be adversely affected.
- We rely on several different marketing channels and search engines to acquire and retain customers and to promote our brands and our products. If we are not able to effectively acquire and retain customers via such channels then our business and operating results may be harmed.
- We may require additional capital to support our growth plans, including certain acquisitions, expansion into new territories, and other growth strategies, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.
- We may have difficulty accessing the services of banks, credit card issuers and payment processing services providers due to the nature of our business, which may make it difficult to sell our products and offerings.
- We rely on third-party payment processors to process deposits and withdrawals made by our users into the platform, and if those payment processor cease to do business with us or we cannot manage those relationships or other payment-related risks, our business, financial condition and results of operations could be adversely affected.
- If we fail to detect fraud or theft related to our offerings, including by our customers and employees, our reputation may suffer, which could harm our brand and reputation and negatively impact our business, financial condition and results of operations, and can subject us to investigations and litigation.
- We have not historically reported our financial results as a consolidated group. Our calendar year 2021 historical results included in this presentation, as well as our forecasts, are based on unaudited, unconsolidated results, and therefore may be different from results reported in accordance with International Financial Reporting Standards on a consolidated basis and with pro forma results for historical periods presented in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended.

40

Risk Factors (2/5) Our calendar year 2021 historical financial information presented herein is unaudited and we will not present audited financi al information until we file the registration statement relating to the Proposed Transaction. As a result of additional review, actual results may differ materially from those made available to you in connection with this investment. Our pro forma financial information is derived from historical financial information that is unaudited and will not be audite d u ntil we file the registration statement relating to the proposed business combination. As a result of additional review, pro forma adjustments may differ materially from those made available to you in connection with this investment. Novibet , as a private company, has not been required to document and test internal control over financial reporting, nor was its man age ment required to certify the effectiveness of internal controls or have its auditors opine on the effectiveness of its internal control over financial reporting. As a result, Novibet has not instituted a system of internal controls that covers the consolidated group of the Company and its subsidiaries. Fai lu re to maintain adequate financial, information technology and management processes and controls could result in material weaknesses which could lead to errors i n o ur financial reporting, which could adversely affect our business when we are a public company. We experience fluctuations in our operating results due to fluctuations of discretionary income of our customers, competitive nes s of sporting events or other related factors which can negatively impact customer interest in following such events, and extreme weather or health pandemics, which could have a material adverse effect on our financial condition and li qui dity. Further, such fluctuations make our future results difficult to predict and could cause our operating results to fall below expectations. We plan to continue expanding into new markets, with different regulatory regimes and a different customer base, which will m ake it difficult for us to forecast our financial results, create uncertainty as to how investors will evaluate our prospects, and increase the risk that we will not be successful. If we successfully complete an expansion into other jurisdictions as we currently expect to do, we may experience spikes in c ust omer demand for our online gaming and sports betting products. If we are unable to meet such increased demand in a timely and satisfactory way, or at all, our business, reputation, and results of operation could be harmed. Execution of new agreements, and expansion to new territories, if pursued, will require the Company to incur significant incr eas ed costs. Further, if the Company is unable to launch it business as contemplated, or is unable to launch its business in such new territories in a way that would be most profitable to the Company, its financial condition and results o f o perations would be adversely impacted. We rely on third parties to provide products and services such as ( i ) validating the age and identity, and identifying the location, of our customers, (ii) processing deposits and withdrawals m ade by our customers into our platforms, (iii) verifying adherence to responsible gaming standards, (iv) providing us with gaming content to provide to our online gaming custo mers, (v) providing customer support and fraud prevention tools, (vi) in certain jurisdictions, such as Italy, providing a platform for our product offerings, (vii) providing hosting services, and (viii) providing real - time and accurate da ta for sporting events, among others. If our third - party providers do not perform adequately or terminate their relationship with us, we could face fines and possible suspension or revocation of our license in one or more jurisdictions, and our business, financial condition and results of operations could be adversely affected. Palpable (obvious) errors in the posting of sports wagering odds or event times may occasionally occur in the normal course o f b usiness, sometimes for large liabilities. While it is a worldwide standard business practice to void bets associated with palpable errors or to correct the odds; in some jurisdictions, we would be required to obtain regulatory appr ova l prior to voiding palpable errors, and there is no guarantee that regulators will approve voiding palpable errors moving forward in every case. We follow the industry practice of restricting and managing betting limits at the individual customer level based on individu al customer profiles and risk level to the enterprise; however, there is no guarantee that jurisdictions will allow operators such as us to limit at the individual customer level. Our business includes significant international operations, and we are likely to be exposed to foreign currency transaction a nd translation risks. As a result, changes in the valuation of the euro in relation to other currencies could have positive or negative effects on our profitability and financial position. Continued growth and success will depend on the performance of the current and future employees of Novibet , including certain key employees. Competition for specialized employees in our industries is increasing, and that growing competition could increase our costs and adversely affect our results of operations. Recruitment and retention of these indi vid uals is vital to growing our business and meeting our business plans. The loss of any of our key executives or other key employees, or inability to recruit and retain specialized employees, could harm our business. We may invest in or acquire other businesses in the future, and our business may suffer if we are unable to successfully inte gra te acquired businesses into our Company or otherwise manage the growth associated with multiple acquisitions. Investing in or acquiring, and then integrating, other businesses will require the devotion of a significant a mou nt of our time and resources, and could negatively impact our results of operations, financial condition and liquidity. Economic downturns and political and market conditions beyond our control could adversely affect our business, financial cond iti on, results of operations and liquidity. Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, results of o per ations and prospects. Our business is particularly sensitive to reductions from time to time in discretionary consumer spending. Demand for entertainment and leisure activities, including gaming and sports betting, can be affected by c han ges in the economy, inflation rates and consumer tastes, all of which are difficult to predict and beyond our control. Litigation and Regulatory Risks The gaming laws of different jurisdictions vary in both nature and application, and may be subject to alternate interpretatio ns. Jurisdictions may or may not incorporate regulatory frameworks that provide a clear basis for the licensed provision of our online gaming and sports betting products and services to their residents. As a result, legal and enforceme nt risk may be unclear or uncertain in a number of the jurisdictions in which we operate and from which we generate a significant portion of our revenue, and there is a risk that regulators or prosecutors in these territories may seek to tak e l egal action against us. We are subject to taxation in a number of jurisdictions and may in the future be subject to taxation in new jurisdictions. Du e t o the nature of our business and our historical operating structure, changes in, or new interpretations of, tax laws, tax rules or their application or enforcement by tax authorities could result in historical or future tax liabilities and cou ld adversely affect our financial condition and results of operations. 40

Risk Factors (3/5) Failure to comply with regulatory requirements in a particular regulated jurisdiction, or the failure to successfully obtain a l icense or permit applied for in a particular regulated jurisdiction, could impact our ability to comply with licensing and regulatory requirements in other regulated jurisdictions, or could cause the rejection of license applications or cancellatio n o f existing licenses in other regulated jurisdictions, or could cause financial institutions or other third parties to stop providing services to us which we rely upon to receive payments from, or distribute amounts to, our customers, or otherwise t o d eliver and promote our offerings. The requirements of being a public company, including compliance with the requirements of the Sarbanes Oxley Act, maintaining ef fective internal control over financial reporting, and compliance with applicable corporate governance requirements, may strain our resources and divert management’s attention, and the increases in legal, accounting and complian ce expenses that will result from the Proposed Transaction may be greater than we anticipate. We could face fines and penalties, and potentially criminal penalties, if we fail to comply. The technological solutions we have in place to block customers in certain jurisdictions, including jurisdictions where our b usi ness is illegal, or which are sanctioned by countries in which we operate, from accessing our offerings may fail. If we receive revenue from customers located in countries that are sanctioned or that prohibit gaming activities, we could incur fi nes or other liabilities and our reputation, business and results of operations could be harmed. Any failure by us to comply with anti - corruption, anti - bribery, sanctions, anti - money laundering, privacy/personal information, gaming and marketing, responsible gambling, consumer protection and similar laws could result in legal penalties and fines, and/or negatively impact our reputation and results of operations and current and future market access. Our employees are subject to our internal compliance framework. If one or more employees do not comply, we risk among other thi ngs, losing our licenses and facing fines, penalties, lawsuits, and damage to the Company’s reputation and business. We have been, and may be in the future, the subject of governmental investigations and inquiries with respect to the operatio n o f our businesses. We are subject to annual and/or ad hoc license reviews by the Malta Gaming Authority, the Agenzia Delle Dogani e dei Monopoli , Revenue Commissioners of Ireland and the Hellenic Gaming Commission, which may result in sanctions ranging from a warning t o r evocation of our licenses or the licenses of our executives or employees. Any sanctions or costly regulatory settlements arising from governmental investigations, inquiries, proceedings o r a ctions could adversely affect our business. Due to the nature of applicable regulatory frameworks, sanctions or enforcement or disciplinary actions in one jurisdiction may also have consequences in other jurisdictions, creating broade r n egative impacts on our business. In some jurisdictions, our key executives, certain employees or other individuals related to the business, including signific ant shareholders, will be subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or comply with individual regulatory obligations could cause the business to be non - compliant with its obliga tions or imperil its ability to obtain or maintain licenses necessary for the conduct of the business. In some cases, the remedy to such situation may require the removal of a key executive or employee or significant shareholder and the ma ndatory redemption or transfer of such person’s equity securities, which could have an adverse effect on the overall market for our securities. Changes in the legal, regulatory and tax structure in key markets may allow opportunities for existing or new competitors, in clu ding government operators, to expand their offerings or introduce new offerings, which could adversely affect our future results of operations and make it more difficult to meet our expectations for financial performance. Any change in existing laws and regulations, or their interpretation or enforcement, or the regulatory climate applicable to our products and offerings, have impacted and could in the future adversely impact our ability to operate some or all of our business as currently conducted or as we seek to operate in the future, which could have a material adverse effect on our business, financial condition or results of operations. For instance, due to regulatory changes and further anticipated regulatory changes we determined to discontinue operations in the United Kingdom. Changes in the legal, regulator y a nd tax landscape could negatively affect or cause us to discontinue operations in other markets, and may slow or halt our expansion into new markets, and could adversely affect our business, financial condition and results of operations. In certain jurisdictions in which we operate or expect to operate in the future, laws and regulations severely restrict or ev en ban marketing of online gaming and sports betting products and services, making it difficult to grow our business and expand our customer base. We have been and may in the future be party to litigation and regulatory and tax audits in various jurisdictions. An adverse ou tcome in one or more proceedings could adversely affect our business. Changing political, economic, regulatory, social and market conditions, including foreign or domestic political crises, wars, re volts, insurrections, armed conflicts, terrorism, public health crises, pandemics (including the COVID - 19 pandemic), natural disasters and man - made disasters could contribute to instability in domestic and global political institution s, regulatory agencies and financial markets alike. For example, in February 2022, Russia invaded Ukraine, creating instability in Europe and impacting the global financial markets. Many countries, including the United States, the Uni ted Kingdom and those in the European Union have imposed sanctions against Russia as a result of such invasion. Such war between Russian and Ukraine, any expansion of such war or any further sanctions imposed on Russia, includ ing exclusion of certain Russian banks from SWIFT, could lead to additional disruptions in financial markets and negatively affect markets generally. Intellectual Property and Data Privacy Risks Certain of our online casino game license agreements contain territorial restrictions that prohibit use in the United States, re lated to a previously existing federal ban on online gambling and sports betting. In light of the elimination of that federal ban we are working with our content providers to amend our contracts to permit use of their products in specific stat es in which we may be licensed in the future, but we cannot assure you that we will be able to amend any or all of these contracts on terms favorable to us, or at all. If we are unable to remove these restrictions from our agreements with our material game content licensors, our ability to successfully expand our operations into U.S. markets, and therefore our prospects for growth, would be materially adversely affected. Failure to protect or enforce our intellectual property rights, the confidentiality of our trade secrets and confidential inf orm ation, or the costs involved in protecting or enforcing our intellectual property rights and confidential information, could harm our business, financial condition and results of operations. 41

Risk Factors (4/5) Our collection, storage and use, including sharing and international transfers, of personal data are subject to applicable da ta protection and privacy laws (including the General Data Protection Regulation (EU) 2016/679 and associated laws and regulations in different EU Member States), and any failure to comply with such laws may harm our reputation and business or expose us to fines, civil claims (including class actions), and other enforcement action. The protection of personal information is becoming increasingly regulated and changes in applicable laws may require changes to our policies, p roc edures and personnel, which may require material expenditures and harm our financial condition and results of operations. We rely on licenses to use the intellectual property rights of third parties which are incorporated into our products and off eri ngs. Failure to maintain, renew or expand existing licenses may require us to modify, limit or discontinue certain offerings, which could adversely affect our business, financial condition and results of operations. We rely on information technology and other systems and platforms, and any failures, errors, defects or disruptions in our sy ste ms or platforms could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our games and ot her software applications and systems, and our proprietary platforms, could contain undetected errors. We rely on third - party sports data providers for real - time and accurate data for sporting events and match fixing alerts, and if such third parties do not perform adequately or terminate their relationships with us, our costs may increase and our business, financial condition and results of operations could be adversely affected. If internet and other technology - based service providers experience service interruptions, our ability to conduct our business m ay be impaired and our business, financial condition and results of operations could be adversely affected. We rely on Microsoft’s cloud computing platform, Azure, to deliver our offerings to users on our platform and any disruption of or interference with our use of Microsoft Azure could adversely affect our business, financial condition, results of operations and prospects. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by unauthorized thi rd parties or hackers, or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information or data stored there could be accessed, publicly disclosed, lost, deleted, enc rypted or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings (including class actions), liability under laws that protect the privacy of personal information, and regulatory pen alties, disruption of our operations and the services we provide to customers, damage to our reputation, and a loss of confidence in our products and offerings, which could adversely affect our business. Our platform contains third - party open source software components, and failure to comply with the terms of the underlying open s ource software licenses could restrict our ability to provide our offerings. Risks Relating to Projections Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding f utu re legislation and changes (or lack of changes) in regulations in multiple jurisdictions. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations. Our growth prospects depend on the legal status of real money gaming in various jurisdictions. Real - money gaming is an area of regulatory focus in several jurisdictions, and legalization may not occur in as many jurisdictions as we expect, or may occur at a slower pace than we anticipate. Additionally, even if regulated jurisdictions legalize real money gaming, thi s may be accompanied by legislative or regulatory restrictions and/or taxes that make it impracticable or less attractive to operate in those jurisdictions, or the process of implementing regulations or securing the necessary licenses t o o perate in a particular jurisdiction may take longer than we anticipate, which could adversely affect our future results of operation and make it more difficult to meet our expectations for financial performance. Our growth prospects in certain jurisdictions depend upon the ability of customers to deposit funds in order to participate i n o ur online gaming and sports betting products. Payment providers in those jurisdictions may exercise independent judgment over whether our operations comply with the requirements of local laws and regulations, and may also place independe nt limitations on businesses involved in the gaming industry as a whole based upon their own interpretations of regulatory or reputational risks. The inability to access sufficient payment processing resources has in the past and could in the future limit the growth of the business in those jurisdictions. Our growth prospects and market potential will depend on our ability to obtain licenses to operate in a number of regulated j uri sdictions and if we fail to obtain such licenses our business, financial condition, results of operations and prospects could be impaired. While the Company is expected to have a low debt - to - equity ratio immediately following the closing of the Proposed Transaction, the Company may in the future elect to finance expansion into new jurisdictions, potential acquisitions, and other transactions through the use of debt or bond financings. Such financings could have a material adverse effect on the C omp any’s financial condition and liquidity. If the proceeds from Artemis’s trust account that would be available to PubCo following the closing are less than $50 million due to higher than expected redemption levels, and the minimum cash condition u nder the Merger Agreement is waived, PubCo will have less cash available to pursue its anticipated growth strategies and new initiatives, including its acquisition stra te gy. As a result, PubCo’s results of operations and financial condition may be worse than projected. Risks Relating to the Proposed Transaction Directors of Artemis have potential conflicts of interest in recommending that stockholders vote in favor of approval of the Pro posed Transaction and related proposals. Following the completion of the Proposed Transaction, Artemis’ sponsor and the current equity owner of Novibet , whose interests may differ from those of other holders of PubCo ordinary shares following the Proposed Transaction, will have the ability to significantly influence PubCo’s business and management, including certain rights with respect to the selection of directors of PubCo . 42

Risk Factors (5/5) Each of Artemis and Novibet have incurred and will incur substantial costs in connection with the Proposed Transaction and related transactions, such as le gal, accounting, consulting and financial advisory fees. We may incur successor liabilities due to conduct arising prior to the completion of the Proposed Transaction. Our licenses and applications for licenses in certain regulated jurisdictions, including Malta, may be subject to a review pr oce dure or an ownership change consent requirement by regulators as a result of the Proposed Transaction (including following its consummation), which could result in a license or application being delayed, cancelled, withheld or subjected t o a dditional requirements or conditions. We may invest or spend the proceeds of the Proposed Transaction in ways with which the PubCo shareholders may not agree or in ways which may not yield a return. We will undergo significant restructure transactions in connection with the Proposed Transaction. Subsequent to the consumma tio n of the Proposed Transaction, we may be required to take write - downs or write - offs, restructuring and impairment or other charges that could have a significant negative effect on our financial conditions, results or operations and stock price, which could cause you to lose some or all of your investment. Artemis’ sponsor and its directors, officers, advisors and affiliates may elect to purchase Artemis shares or warrants from p ubl ic stockholders, which may influence a vote on the Proposed Transaction and reduce the public “float” of the Artemis’ shares. Artemis’ sponsor has agreed to vote in favor of the Proposed Transaction, regardless of how Artems ’ public stockholders vote. If Artemis is unable to complete the Proposed Transaction with PubCo or another business by April 4, 2023 (or by July 4, 2023 if we have executed a definitive agreement for an initial business com bination by April 4, 2023, or such later date as Artemis’ stockholders may approve), Artemis’ will cease all operations except for the purpose of winding up, dissolving an d l iquidating, in which case its public stockholders may only receive approximately $10.00 per share and its warrants will expire worthless. Further, third parties may bring claims against Artemis, and as a result, the proceeds held in the tr ust account could be reduced and the per share liquidation price received by stockholders could be less than $10.00 per share). Uncertainties about the Proposed Transaction during the pre - closing period may cause third parties to delay or defer decisions c oncerning Novibet or its subsidiaries or seek to change existing arrangements. The exercise of Artemis’ directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Proposed T ran saction may result in a conflict of interest when determining whether such changes to the terms of the Proposed Transaction or waivers of conditions are appropriate and Artemis’ stockholders’ business interests. Because PubCo is incorporated under the laws of the United Kingdom, you may face difficulties in protecting your interests, and your abilit y to protect your rights as a shareholder through the U.S. Federal courts may be limited. As a company incorporated in the United Kingdom, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly fr om the Nasdaq stock exchange (“ Nasdaq ”) corporate governance listing standards; these practices may afford less protection to stockholders than they would enjoy if PubCo complied fully with Nasdaq corporate governance listing standards. Artemis has conducted due diligence to assess the management of Novibet’s business but cannot assure you that Novibet’s management has all the skills, qualifications or abilities necessary to manage a public company. Artemis has identified a material weakness in its internal control over financial reporting related to accounting treatment o f c ertain of its warrants. This material weakness could continue to adversely affect Artemis’ ability to report its results of operations and financial condition accurately and in a timely manner and could result in inquiries, investigations and litiga tio n. Risks Relating to Redemption The ability of stockholders to exercise redemption rights with respect to a large number of Artemis’ outstanding shares of st ock could increase the probability that the Proposed Transaction would be unsuccessful and that stockholders would have to wait for liquidation to redeem their public shares. If Artemis’ stockholders fail to properly demand redemption rights, they will not be entitled to redeem their public shares f or a pro rata portion of the trust account. Stockholders, together with any affiliate or any other person with whom he, she or it is acting in concert or as a partnershi p, syndicate or other group, will be restricted from seeking redemption rights with respect to more than 15% of the issued and outstanding public shares. Risks Related to Ownership of PubCo Ordinary Shares and PubCo Warrants following the Proposed Transaction PubCo may issue additional PubCo ordinary shares or other securities following the Proposed Transaction without shareholder approval, which would dilute exist in g ownership interests and may depress the market price of PubCo ordinary shares. PubCo’s share price may be volatile and may decline regardless of its operating performance. An active, liquid trading market for PubCo ordinary shares and PubCo warrants may not develop, which may limit your ability to sell PubCo ordinary shares and PubCo warrants. A significant portion of our total outstanding PubCo ordinary shares and PubCo warrants will be restricted from immediate resale but may be sold into the market in the near future. This could cause the m ar ket price of PubCo ordinary shares and PubCo warrants to drop significantly, even if our business is doing well. 43

Thank You

45 Core Platform End User Application Gateway Novibet Core Platform Features Client Apps Marketing Player Accounts Casino Sportsbook Sports Trading Desktop, mobile and native apps that contain a number of familiar features and functionalities Allows marketing agents to manage bonus and loyalty programs; integrated with Optimove and NetRefer Main channel for user information exchange; allows customers to manage their personal details securely Allows players to play over five thousand 3rd party online casino games from leading suppliers Allows customers to browse sports betting content (pre - live and in - play) and place a wide range of bets (including custom bets); has integrated several streaming providers Allows traders to create and manage the betting content, including setting up events, modifying odds, settling markets and monitoring risk Benefits Scales rapidly on the Microsoft cloud to handle further growth Ability to quickly integrate M&A targets and new territories Gives significant operating leverage on incremental NGR in existing markets Allows Novibet to be fast to market with new game titles from a wide variety of sources Fast performance gives a better player experience, resulting in longer retention x x x x x Appendix 1: Strong Foundation From Thoughtful In - House Development of Cutting Edge Technology

Appendix 2: Highly Attractive Value Creation Flywheel Novibet’s operational expertise combined with proprietary product and technology creates a virtuous cycle of value creation Player Economics Greater player economics delivers higher profitability Brand Awareness Brand awareness and a high - class product drive superior player economics and retention Effective Marketing Effective marketing spend results in greater brand awareness End - to - End Ownership End - to - end ownership of the product provides detailed customer insights Customer Insights Customer insights and data analytics capabilities enable targeted marketing spend with successful ROI 46